UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2010
CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100 El Segundo California	90245

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 676-5000
Copies to:
Gregory Sichenzia, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 9, 2010, Cereplast, Inc. (the “Company”) and accredited investors entered into a securities purchase agreement (the “Securities Purchase Agreement”) for the sale of an aggregate of 2,137,642 units at a price of $3.50 per unit. Each unit consist of one share of common stock (“Shares”) and one warrant to purchase 0.5 of a share of the Company’s common stock (“Warrants”). The Warrants have an exercise price of $4.44 per share and are exercisable for a period of five years commencing 180 days from the date of issuance. The offering closed on June 14, 2010.
The Company paid a 6.5% placement agent fee to Ladenburg Thalmann & Co. Inc. (“Ladenburg”) who acted as the sole placement agent in this offering, pursuant to a placement agent agreement, dated June 9, 2010, between the Company and Ladenburg (the “Placement Agent Agreement”). In addition, we issued to Ladenburg warrants (the “Placement Agent Warrants”) to purchase 64,129 shares of common stock (equal to 3% of the Shares sold in the offering). The Placement Agent Warrants have an exercise price of $4.375 per share and are exercisable for a period expiring on the 5 year anniversary of the effective date of the Company’s shelf registration statement on Form S-3 (File No. 333-166307), as amended, which was declared effective on May 26, 2010 (the “Registration Statement”).
The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and estimated offering expenses, are approximately $6,700,000. At the closing, the Company issued 2,137,642 shares of common stock, Warrants to purchase 1,068,821 shares of common stock, and Placement Agent Warrants to purchase 64,129 shares of common stock.
The Shares and the Warrants and shares of common stock issuable upon exercise of the warrants were issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on June 10, 2010, in connection with a takedown from the Registration Statement. A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the legality of the issuance and sale of the Shares, Warrants and shares of common stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 hereto.
In connection with the issuance of the Placement Agent Warrants, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.
The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrants, the Placement Agent Agreement, and the Placement Agent Warrants, are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided in Item 1.01 is incorporated in this Item 3.02 by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

4.2	Form of Placement Agent Warrant

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Form of Securities Purchase Agreement, dated June 9, 2010, entered into between Cereplast, Inc. and each investor in the offering.

10.2	Placement Agent Agreement between Cereplast, Inc. and Ladenburg Thalmann & Co. Inc.

99.1	Press Release, dated June 10, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: June 15, 2010

CEREPLAST, INC.
/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer